Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

FOR
RIGHTS SUBSCRIPTION CERTIFICATES
ISSUED BY
CHILDTIME LEARNING CENTERS, INC.

      The notice attached hereto must be used to exercise your Rights pursuant to your Rights Subscription Certificate if you cannot deliver the Rights Subscription Certificate to Computershare Trust Company of New York (the “Subscription Agent”) on or prior to 5:00 p.m., New York City time, on                     , 2003. Such notice must be delivered by hand, U.S. Mail, overnight courier or sent by facsimile transmission to the Subscription Agent, and must be received on or prior to 5:00 p.m., New York City time, on                     , 2003, unless the subscription period is extended by Childtime Learning Centers, Inc. (the “Company”), in its sole discretion.

      Regardless of the manner of delivery of this notice and subsequently of the Rights Subscription Certificate, payment in full of your subscription price of $[158.75] per Unit must be received in the manner specified in the Prospectus and the instructions to the Rights Subscription Certificate on or prior to 5:00 p.m., New York City time, on                     , 2003, unless the subscription period is extended by the Company, in its sole discretion.

      You may deliver this form to the Subscription Agent by hand, U.S. Mail, overnight courier or facsimile to:

Computershare Trust Company of New York

                By U.S. Mail:

Wall Street Station P.O. Box 1010 New York, NY 10268-1010

                By Overnight Courier or Hand Delivery:

Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

                Facsimile: (212) 701-7636

      You should confirm receipt of all facsimile transmissions by calling (800) 245-7630.

      Delivery of the attached form to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

      The undersigned hereby represents that he or she is the holder of a Rights Subscription Certificate representing                     Rights and that such Rights Subscription Certificate cannot be delivered to Computershare Trust Company of New York (the “Subscription Agent”) at or before 5:00 p.m., New York City time, on                     , 2003, or at such later date to which the subscription period may be extended by Childtime Learning Centers, Inc. (the “Company”), in its sole discretion. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Rights represented by the Rights Subscription Certificate in the undersigned’s name for                     Unit(s) pursuant to the undersigned’s basic subscription privilege and                     Units pursuant to the undersigned’s over-subscription privilege, each Unit consisting of $35 principal amount of 15% Subordinated Notes due 2008, and                     shares of common stock of the Company. The undersigned understands that payment of the subscription price of $[158.75] per Unit subscribed for pursuant to the Rights Subscription Certificate must be received at or before 5:00 p.m., New York City time, on                     , 2003, or at such later date to which the subscription period may be extended by the Company, in its sole discretion. The undersigned represents that such payment, in the aggregate amount of $                    , either (check appropriate box):

☐	Is being delivered to Computershare Trust Company of New York herewith or

☐	Has been delivered separately to Computershare Trust Company of New York and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the expiration date to ensure that such payment clears in a timely fashion.)

☐	Wire transfer of immediately available funds directed to the account maintained by Computershare Trust Company of New York, Subscription Agent for Childtime Learning Centers, Inc., at Harris Trust & Savings Bank, ABA #071000288, Account No. 2279388.

☐	In the case of the JP Acquisition Fund Group (as defined in the Prospectus) only: delivery for cancellation of the appropriate amount of principal of, and accrued and unpaid interest on, subordinated notes issued on July 19, 2002 to the JP Acquisition Fund Group by Childtime Childcare, Inc.

☐	Certified check

☐	Bank draft (cashier’s check)

☐	U.S. postal money order

Name of Maker

Date of check, draft or money order number

Bank on which check is drawn or issuer of money order

Signature

Name

(Please Type or Print)

Address

Area Code and Tel. No.

Subscription Certificate No(s). (if available)

GUARANTY OF DELIVERY

(NOT TO BE USED FOR RIGHTS SUBSCRIPTION

CERTIFICATE SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange, member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program, guarantees that the undersigned will deliver to the Subscription Agent the certificate representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three Nasdaq SmallCap Market trading days after the date hereof.

(Address)

(Area Code and Telephone Number)

Dated: ______________________________ , 2003

(Name of Firm)

(Authorized Signature)

      The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Subscription Certificate to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.